Exhibit 99.1

Permex Petroleum Reports Successful Recompletion of wells on its New

Mexico and Texas Properties

Company Successfully Recompletes Five Oil & Gas wells

Vancouver, British Columbia, August 30th, 2022 – Permex Petroleum Corporation (CSE: OIL) (OTCQB: OILCF) (FSE: 75P) (“Permex” or the “Company”), a junior oil and gas company, is pleased to announce results obtained from five recently recompleted oil and gas wells located in Eddy County, New Mexico and Martin County, Texas.

In August, Permex continued its re-entry and stimulation program on its Henshaw Premier Unit and Oxy Yates properties situated in Eddy County New Mexico. The re-entry and stimulations involved targeting the Grayburg formation in the Henshaw well numbers 107, 2L, 3B, while targeting the Yates formation in Oxy yates 14-3 well. The Company also recompleted the Mabee Breedlove Clearfork Unit #12 (“MBCU”) on its Breedlove field within the Clearfork formation located in Martin County.

The recompletions were successful and came online at a combined initial production rate of 50 barrels of oil equivalent per day (“BOEPD”) and have stabilized at a rate of 35 barrels of oil equivalent per day, increasing the Company’s total production to 71 barrels of oil equivalent per day (“BOEPD”). The Company has an additional 62 shut-in oil, gas and salt water disposal wells remaining to be brought online. Management believes these wells will have the potential to yield similar results, increasing the Company’s total daily production solely by re-entering shut-in wells.

In addition to the re-entry and stimulation of the wells, management has started its extensive Enhanced Oil Recovery (“EOR”) study on the Clearfork formation for its Martin County asset. This includes review of all injections wells, downhole pressure and communication between injectors and receiving wells. Management expects to have the study published within 30 days and incorporate the findings for enhanced oil recovery.

“The results obtained through the minor stimulation and treatment of the recent wells are inline with our strategy to add sustainable marginal production through low risk, low cost recompletions while preparing for drilling programs for continued growth. We have now increased our production by as much as 48% compared to the June 30th, 2022 quarterly filings. Our plan has always been to take a methodical approach to our operations, and we believe we are setting realistic operational goals and are meeting our targets”, said Mehran Ehsan, President and CEO of Permex.

About Permex Petroleum Corporation

Permex Petroleum (CSE: OIL) (OTCQB: OILCF) (FSE: 75P) is a uniquely positioned junior oil & gas company with assets and operations across the Permian Basin of West Texas and the Delaware Sub-Basin of New Mexico. The Company focuses on combining its low-cost development of Held by Production assets for sustainable growth with its current and future Blue-Sky projects for scale growth. The Company, through its wholly owned subsidiary, Permex Petroleum US Corporation, is a licensed operator in both states, and owns and operates on private, state and federal land. For more information, please visit www.permexpetroleum.com.

CONTACT INFORMATION

Permex Petroleum Corporation

Mehran Ehsan

President, Chief Executive Officer & Director

(214) 459-2782

Greg Montgomery

CFO, Corporate Secretary & Director

(214) 459-2782

Or for Investor Relations, please contact:

Dave Gentry

RedChip Companies Inc.

+1-800-RED-CHIP (733-2447)

Or +1 407-491-4498

OILCF@redchip.com

CAUTIONARY DISCLAIMER STATEMENT:

The Canadian Securities Exchange has neither approved nor disapproved the contents of this press release.

Forward-Looking Statements

This news release includes certain statements and information that may constitute forward-looking information within the meaning of applicable Canadian and United States securities laws. Forward-looking statements relate to future events or future performance and reflect the expectations or beliefs of management of the Company regarding future events. Generally, forward-looking statements and information can be identified by the use of forward-looking terminology such as “intends”, “expects” or “anticipates”, or variations of such words and phrases or statements that certain actions, events or results “may”, “could”, “should”, “would” or will “potentially” or “likely” occur. This information and these statements, referred to herein as “forward-looking statements”, are not historical facts, are made as of the date of this news release and include without limitation, statements regarding Permex’s expectations of entering into a growth phase in relation to its business and drilling programs; the market opportunity in the oil and gas industry; Permex’s future plans to bring additional shut-in wells online, and the deployment of the Company’s capital.

In addition, forward-looking statements or information are based on a number of material factors, expectations or assumptions of Permex which have been used to develop such statements and information but which may prove to be incorrect. Although Permex believes that the expectations reflected in such forward-looking statements or information are reasonable, undue reliance should not be placed on forward-looking statements because Permex can give no assurance that such expectations will prove to be correct. In addition to other factors and assumptions which may be identified herein, assumptions have been made regarding, among other things: that Permex will continue to conduct its operations in a manner consistent with past operations; continued performance from existing wells; the continued and timely development of infrastructure in areas of new production; the accuracy of the estimates of Permex’s reserve volumes; certain commodity price and other cost assumptions; continued availability of debt and equity financing and cash flow to fund Permex’s current and future plans and expenditures; the impact of increasing competition; the general stability of the economic and political environment in which Permex operates; the general continuance of current industry conditions; the timely receipt of any required regulatory approvals; the ability of Permex to obtain qualified staff, equipment and services in a timely and cost efficient manner; the ability of Permex to obtain financing on acceptable terms; field production rates and decline rates; the ability to replace and expand oil and natural gas reserves through acquisition, development and exploration; future commodity prices; currency, exchange and interest rates; regulatory framework regarding royalties, taxes and environmental matters in the jurisdictions in which Permex operates; and the ability of Permex to successfully market its oil and natural gas products.

Although management of the Company has attempted to identify important factors that could cause actual results to differ materially from those contained in forward-looking statements or forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements and information. Readers are cautioned that reliance on such information may not be appropriate for other purposes. The Company does not undertake to update any forward-looking statement, forward-looking information or financial outlook that are incorporated by reference herein, except in accordance with applicable securities laws.